Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Third Quarter 2023 Earnings; Declares Quarterly Dividend

Indiana, PA, October 24, 2023 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the third quarter of 2023.

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Nine Months Ended
except per share data)	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Reported Results
Net income	$39,231	$42,781	$33,968	$112,236	$92,448
Diluted earnings per share	$0.38	$0.42	$0.36	$1.10	$0.98
Return on average assets	1.38%	1.54%	1.41%	1.37%	1.29%
Return on average equity	12.46%	13.90%	12.67%	12.35%	11.47%

Operating Results (non-GAAP)(1)
Core net income	$39,611	$42,734	$34,353	$127,732	$92,811
Core diluted earnings per share	$0.39	$0.42	$0.37	$1.26	$0.99
Core pre-tax pre-provision net revenue	$55,652	$56,344	$48,860	$166,477	$127,749
Provision for credit losses	$5,885	$2,790	$5,923	$6,025	$11,986
Provision for credit losses - acquisition day 1 non-PCD	$—	$—	$—	$10,653	$—
Net charge-offs	$3,976	$8,665	$2,461	$13,814	$5,123
Reserve build/(release)(2)	$791	$(339)	$2,490	$31,431	$3,571
Core return on average assets (ROAA)	1.39%	1.54%	1.43%	1.55%	1.30%
Core pre-tax pre-provision ROAA	1.95%	2.03%	2.03%	2.03%	1.79%
Return on average tangible common equity	18.55%	20.68%	18.28%	18.39%	16.51%
Core return on average tangible common equity	18.73%	20.66%	18.48%	20.86%	16.58%
Core efficiency ratio	53.42%	52.80%	54.06%	52.88%	56.32%
Net interest margin (FTE)	3.76%	3.85%	3.76%	3.87%	3.45%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures can be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.
Third Quarter 2023 Highlights
•Net income of $39.2 million and diluted earnings per share of $0.38 represented a decrease of $3.6 million, or $0.04 per share, from the prior quarter and an increase of $5.3 million, or $0.02 per share, from the third quarter of 2022
•Core pre-tax pre-provision net revenue (PPNR)(1) totaled $55.7 million, a decrease of $0.7 million from the previous quarter and an increase of $6.8 million from the third quarter of 2022

•Average deposits increased $48.4 million, or 2.1% annualized, compared to the prior quarter, due to a $123.8 million increase in average time deposits partially offset by a $61.7 million decrease in average noninterest-bearing deposits
•End of period deposits increased $94.8 million, or 4.1% annualized, compared to the prior quarter
•80.4% of deposits were insured or secured as of September 30, 2023
•The loan-to-deposit ratio increased 30 basis points to 96.7% at the end of the third quarter of 2023
•Loans and available for sale (AFS) securities as a percentage of total deposits was 106.1% as of September 30, 2023
•Net interest income (FTE) of $98.1 million was relatively unchanged from the previous quarter and increased $15.4 million from the third quarter of 2022
•Noninterest income (excluding security gains and losses) of $24.9 million increased $0.4 million from the previous quarter due in part to higher Trust revenue
•Noninterest expense (excluding merger-related expense) of $67.0 million increased $1.0 million from the previous quarter due primarily to elevated operational losses and FDIC insurance expense
•Total shareholder’s equity increased $8.1 million from the previous quarter due to a $26.4 million increase in retained earnings, partially offset by a $15.5 million decrease in accumulated other comprehensive income (AOCI) resulting from the impact of higher interest rates on the fair value of the Company’s available for sale investment portfolio and interest rate swap agreements
•Tangible book value per share increased $0.11, or 5.4% annualized, from the previous quarter
•AOCI as a percentage of tangible common equity increased 164 basis points to 18.1% in the third quarter of 2023
Profitability
•The core efficiency ratio(1) of 53.42% increased 62 basis points from the previous quarter and improved 64 basis points from the third quarter of 2022
•The return on average assets (ROA) decreased 16 basis points to 1.38% compared to the previous quarter
•The core return on average assets(1) decreased 15 basis points to 1.39% compared to the previous quarter
•Core pre-tax pre-provision ROA(1) for the quarter ended September 30, 2023 was 1.95% as compared to 2.03% in the prior quarter and 2.03% in the third quarter of 2022
•The net interest margin of 3.76% decreased 9 basis points compared to the prior quarter and was unchanged as compared to the third quarter of 2022
•Purchase accounting accretion contributed 10 basis points to the margin in the third quarter, a decrease of 4 basis points from the prior quarter
•The retention of approximately $207.3 million of additional cash on the Bank’s balance sheet for liquidity purposes had a negative impact on the net interest margin of 8 basis points in the third quarter
Asset quality
•The provision for credit losses was $5.9 million, an increase of $3.1 million compared to the previous quarter
•The allowance for credit losses as a percentage of end-of-period loans was 1.51%, a decrease of 1 basis point from the previous quarter

•Total classified loans decreased $10.1 million from the previous quarter, from $76.4 million, or 0.87% of total loans and leases, to $66.3 million, or 0.74% of total loans and leases
•Total nonperforming assets of $49.5 million increased $0.1 million from the previous quarter
•Net charge-offs on loans totaled $4.0 million, a decrease of $4.7 million from the previous quarter and includes $1.2 million of acquired loans that were reserved for through purchase accounting marks
•Net charge-offs (annualized) as a percentage of average loans outstanding was 0.18% in the third quarter of 2023 as compared to 0.40% in the previous quarter, 0.05% of which was attributable to the aforementioned charge off of acquired loans
Strong capital and liquidity positions
•Total available liquidity of $4.4 billion at September 30, 2023
•Cash and AFS securities as a percentage of total assets decreased 36 basis points to 10.5%
•Total available liquidity represented 241% of uninsured/unsecured deposits, and combined with cash represented 248% of uninsured/unsecured deposits
•Bank-level Tier 1 Capital ratio of 10.8%, which represents $259.1 million in excess capital above the regulatory “well capitalized” requirement of 8.0%
•A total of 259,639 shares at a weighted average price of $12.36 were repurchased during the third quarter of 2023 under the Company’s previously authorized share repurchase program. The remaining repurchase capacity under the current program was $18.3 million as of September 30, 2023
“Our results this quarter were strong and overcame 9 basis points of net interest margin compression. Fortunately, the pace of increases in our funding costs continued to moderate throughout the third quarter while loan yields continue to improve,” stated T. Michael Price, President and Chief Executive Officer. “I am also enthusiastic about where we are at as a company. We continue to improve our businesses each and every quarter, despite a challenging macro-economic environment for banks this year. Our asset quality, liquidity and capital also remain strong and will enable us to continue our journey of becoming the best bank for our neighbors and their businesses.”
Earnings
Net income for the third quarter of 2023 was $39.2 million, or $0.38 per share, compared to $42.8 million, or $0.42 per share in the second quarter of 2023, and $34.0 million, or $0.36 per share for the third quarter of 2022.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $98.1 million was essentially unchanged from the previous quarter and increased $15.4 million from the prior year quarter. The increase from the prior year quarter was primarily due to a $1.6 billion increase in average interest-earning assets, which includes $1.0 billion in average interest-earning assets acquired in the Centric acquisition.
The net interest margin for the third quarter of 2023 was 3.76%, a decrease of 9 basis points from the previous quarter and unchanged from the third quarter of 2022. The decrease from the previous quarter was due primarily to a 28 basis point increase in the cost of deposits, partially offset by a 21 basis point increase in the yield on loans. The total cost of funds was 1.70% in the third quarter of 2023, which represents an increase of 32 basis points from the previous quarter.
Total average deposits grew $48.4 million in the third quarter of 2023 as compared to the previous quarter. Average time deposits grew $123.8 million, which offset a $61.7 million decrease in average noninterest-bearing deposits and a $13.7 million decrease in average interest-bearing demand and savings deposits.
Total portfolio loans increased $101.9 million, or 4.6% annualized, from the previous quarter, driven by strong commercial loan growth, including $36.0 million of growth in Equipment Finance loans and a $45.1 million increase in Commercial Real Estate loans. Total consumer Mortgage loans, including loans for construction, increased $23.4 million from the previous quarter.

Average interest-earning assets increased $125.6 million, or 4.9% annualized, from the previous quarter. Average loans increased $195.7 million, or 8.9% annualized, which offset a $70.1 million decrease in average investment securities and interest-bearing bank deposits.
Asset Quality
Provision expense in the third quarter of 2023 totaled $5.9 million as compared to $2.8 million in the previous quarter. The increase in the provision expense was primarily driven by loan growth and an additional $4.1 million in specific reserves for an updated appraisal on a nonaccrual commercial loan. The increase in provision expense was partially offset by the effect of improvement in the Bank’s high risk portfolio and improved economic factors.
The allowance for credit losses in the third quarter of 2023 totaled $134.3 million as compared to $133.5 million in the previous quarter. The increase from the previous quarter was primarily the result of the aforementioned specific reserves, partially offset by $4.0 million in net charge-offs ($1.2 million of which was related to acquired loans that had been the subject of purchase accounting marks in the first quarter as part of the Centric acquisition).
The allowance for credit losses as a percentage of end-of-period loans in the third quarter of 2023 was 1.51% as compared to 1.52% in the previous quarter.
At September 30, 2023, nonperforming loans totaled $47.9 million, a decrease of $0.1 million from the previous quarter.
Nonperforming loans represented 0.54% of total loans for the period ended September 30, 2023 as compared to 0.54% and 0.48% for the periods ended June 30, 2023 and September 30, 2022, respectively.
During the third quarter of 2023, net charge-offs were $4.0 million as compared to $8.7 million in the previous quarter and $2.5 million in the third quarter of 2022. The decrease from the prior period was primarily due to the charge off of $7.6 million in commercial loans that were acquired in the Centric acquisition, for which the allowance was created in the first quarter of 2023 through purchase accounting marks at the time of the acquisition.
Net charge-offs (annualized) as a percentage of average loans were 0.18%, 0.40% and 0.13% for the periods ended September 30, 2023, June 30, 2023 and September 30, 2022, respectively.
Noninterest Income and Noninterest Expense
Noninterest income (excluding security gains and losses) totaled $24.9 million for the third quarter of 2023, as compared to $24.5 million for the second quarter of 2023 and $25.9 million for the third quarter of 2022. There were $0.1 million in net security losses during the third quarter of 2023 and no security gains or losses in the comparable periods.
The $0.4 million increase from the previous quarter was primarily due to a $0.4 million increase in Trust revenue and a $0.3 million increase in service charges on deposit accounts, partially offset by a $0.9 million decrease in gains on the sale of Small Business Administration (SBA) loans.
Noninterest expense (excluding $0.4 million of merger-related expense) totaled $67.0 million for the third quarter of 2023, as compared to $66.0 million for the second quarter of 2023 and $59.5 million for the third quarter of 2022. Expense increased in comparison with the prior quarter primarily due to a $0.7 million increase in operational losses driven by a $0.9 million recognition of identified losses as part of the implementation of a new debit card chargeoff processing system, an increase of $0.6 million due to higher FDIC insurance expense due to the acquisition of Centric Financial Corporation, an increase of $0.4 million in Pennsylvania shares tax and an increase of $0.4 million in other professional fees. These increases were partially offset by a $1.1 million decrease in salaries and benefits compared to the prior quarter due to a $1.0 million decrease in hospitalization expense.
The core efficiency ratio was 53.4% during the third quarter of 2023 as compared to 52.8% in the previous quarter and 54.1% in the third quarter of 2022.
Full time equivalent staff was 1,481 at September 30, 2023, 1,483 at June 30, 2023, and 1,422 at September 30, 2022.
Dividends and Capital
First Commonwealth declared a common stock quarterly dividend of $0.125 per share, which represents a 4.2% increase from the third quarter of 2022. The cash dividend is payable on November 17, 2023 to shareholders of record as of November 3, 2023. This dividend represents a 4.1% projected annual yield utilizing the October 23, 2023 closing market price of $12.06.

First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at September 30, 2023 were 13.8%, 11.6%, 9.9% and 109%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the third quarter of 2023 on Wednesday, October 25, 2023 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-330-3181 conference ID # 4651379 or through the Company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-770-2030 and entering the conference ID # 4651379. A link to the webcast replay will also be accessible on the Company’s webpage for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 126 community banking offices in 30 counties throughout western and central Pennsylvania and throughout Ohio, as well as commercial lending operations in Pittsburgh and Harrisburg, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors, including, but not limited to: (1) volatility and disruption in national and international financial markets; (2) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (3) inflation, interest rate, commodity price, securities market and monetary fluctuations; (4) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (5) the soundness of other financial institutions; (6) political instability; (7) impairment of First Commonwealth’s goodwill or other intangible assets; (8) acts of God or of war or terrorism; (9) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (10) changes in consumer spending, borrowings and savings habits; (11) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (12) technological changes; (13) acquisitions and integration of acquired businesses; (14) First Commonwealth’s ability to attract and retain qualified employees; (15) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (16) the ability to increase market share and control expenses; (17) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (18) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (19) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (20) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Kristine Levan
Senior Vice President / Marketing and Communication Manager
Phone: 724-463-4777
E-mail: Klevan@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
SUMMARY RESULTS OF OPERATIONS
Net interest income	$97,757	$97,824	$82,360	$289,939	$224,194
Provision for credit losses	5,885	2,790	5,923	6,025	11,986
Provision for credit losses — acquisition day 1 non-PCD	—	—	—	10,653	—
Noninterest income	24,826	24,523	25,914	72,312	74,399
Noninterest expense	67,413	65,943	59,901	204,737	171,304
Net income	39,231	42,781	33,968	112,236	92,448
Core net income (5)	39,611	42,734	34,353	127,732	92,811
Earnings per common share (diluted)	$0.38	$0.42	$0.36	$1.10	$0.98
Core earnings per common share (diluted) (6)	$0.39	$0.42	$0.37	$1.26	$0.99
KEY FINANCIAL RATIOS
Return on average assets	1.38%	1.54%	1.41%	1.37%	1.29%
Core return on average assets (7)	1.39%	1.54%	1.43%	1.55%	1.30%
Return on average assets, pre-provision, pre-tax	1.94%	2.03%	2.01%	1.92%	1.78%
Core return on average assets, pre-provision, pre-tax	1.95%	2.03%	2.03%	2.03%	1.79%
Return on average shareholders' equity	12.46%	13.90%	12.67%	12.35%	11.47%
Return on average tangible common equity (8)	18.55%	20.68%	18.28%	18.39%	16.51%
Core return on average tangible common equity (9)	18.73%	20.66%	18.48%	20.86%	16.58%
Core efficiency ratio (2)(10)	53.42%	52.80%	54.06%	52.88%	56.32%
Net interest margin (FTE) (1)	3.76%	3.85%	3.76%	3.87%	3.45%

Book value per common share	$12.14	$12.03	$10.95
Tangible book value per common share (11)	8.35	8.24	7.60
Market value per common share	12.21	12.65	12.84
Cash dividends declared per common share	0.125	0.125	0.120	0.370	0.355
ASSET QUALITY RATIOS
Nonperforming loans and leases as a percent of end-of-period loans and leases(3)	0.54%	0.54%	0.48%
Nonperforming assets as a percent of total assets (3)	0.43%	0.44%	0.38%
Net charge-offs as a percent of average loans and leases (annualized) (4)	0.18%	0.40%	0.13%
Allowance for credit losses as a percent of nonperforming loans and leases (4)	280.31%	278.17%	269.23%
Allowance for credit losses as a percent of end-of-period loans and leases (4)	1.51%	1.52%	1.31%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	10.9%	10.9%	10.7%
Tangible common equity as a percent of tangible assets (12)	7.7%	7.7%	7.7%
Leverage Ratio	9.9%	9.8%	10.1%
Risk Based Capital - Tier I	11.6%	11.5%	12.1%
Risk Based Capital - Total	13.8%	13.7%	14.5%
Common Equity - Tier I	10.9%	10.8%	11.2%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
INCOME STATEMENT
Interest income	$139,885	$131,267	$85,700	$385,741	$233,672
Interest expense	42,128	33,443	3,340	95,802	9,478
Net Interest Income	97,757	97,824	82,360	289,939	224,194
Provision for credit losses	5,885	2,790	5,923	6,025	11,986
Provision for credit losses - acquisition day 1 non-PCD	—	—	—	10,653	—
Net Interest Income after Provision for Credit Losses	91,872	95,034	76,437	273,261	212,208
Net securities gains	(103)	—	—	(103)	2
Trust income	2,949	2,532	2,777	7,967	8,063
Service charges on deposit accounts	5,600	5,324	5,194	15,842	14,695
Insurance and retail brokerage commissions	2,305	2,314	2,048	7,171	6,806
Income from bank owned life insurance	1,242	1,195	1,419	3,664	4,310
Gain on sale of mortgage loans	1,270	1,253	1,485	3,175	4,328
Gain on sale of other loans and assets	1,027	1,891	1,093	5,004	4,511
Card-related interchange income	7,221	7,372	6,980	21,422	20,607
Derivative mark-to-market	35	81	6	27	395
Swap fee income	452	332	2,326	1,029	3,933
Other income	2,828	2,229	2,586	7,114	6,749
Total Noninterest Income	24,826	24,523	25,914	72,312	74,399
Salaries and employee benefits	35,640	36,735	32,486	106,639	94,367
Net occupancy	4,782	4,784	4,629	14,584	13,586
Furniture and equipment	4,414	4,284	4,005	12,936	11,592
Data processing	3,857	3,763	3,721	11,024	10,379
Pennsylvania shares tax	1,588	1,173	1,569	4,013	3,487
Advertising and promotion	1,662	1,327	1,278	4,652	3,938
Intangible amortization	1,344	1,282	746	3,773	2,470
Other professional fees and services	1,603	1,182	1,204	4,376	3,622
FDIC insurance	1,920	1,277	796	4,614	2,196
Litigation and operational losses	1,626	894	758	3,263	1,987
Loss on sale or write-down of assets	50	6	54	97	215
Merger and acquisition	379	(60)	448	8,860	448
Other operating expenses	8,548	9,296	8,207	25,906	23,017
Total Noninterest Expense	67,413	65,943	59,901	204,737	171,304
Income before Income Taxes	49,285	53,614	42,450	140,836	115,303
Income tax provision	10,054	10,833	8,482	28,600	22,855
Net Income	$39,231	$42,781	$33,968	$112,236	$92,448

Shares Outstanding at End of Period	102,184,652	102,444,915	93,377,064	102,184,652	93,377,064
Average Shares Outstanding Assuming Dilution	102,442,878	102,760,266	93,450,259	101,674,970	93,994,158

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	September 30,	June 30,	September 30,
	2023	2023	2022
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$122,982	$123,095	$106,153
Interest-bearing bank deposits	214,088	325,774	74,619
Securities available for sale, at fair value	866,582	784,503	802,871
Securities held to maturity, at amortized cost	429,558	439,922	474,790
Loans held for sale	33,127	16,300	13,811

Loans and leases	8,901,725	8,799,836	7,348,917
Allowance for credit losses	(134,337)	(133,546)	(96,093)
Net loans and leases	8,767,388	8,666,290	7,252,824

Goodwill and other intangibles	387,328	388,451	312,950
Other assets	600,935	574,269	540,612
Total Assets	$11,421,988	$11,318,604	$9,578,630

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,535,704	$2,624,344	$2,782,654

Interest-bearing demand deposits	632,062	611,156	354,310
Savings deposits	4,928,607	4,935,124	4,608,762
Time deposits	1,144,692	975,654	331,923
Total interest-bearing deposits	6,705,361	6,521,934	5,294,995

Total deposits	9,241,065	9,146,278	8,077,649

Short-term borrowings	544,060	542,839	97,932
Long-term borrowings	187,017	187,276	181,489
Total borrowings	731,077	730,115	279,421

Other liabilities	209,315	209,792	198,985
Shareholders' equity	1,240,531	1,232,419	1,022,575
Total Liabilities and Shareholders' Equity	$11,421,988	$11,318,604	$9,578,630

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Nine Months Ended
	September 30,	Yield/	June 30,	Yield/	September 30,	Yield/	September 30,	Yield/	September 30,	Yield/
	2023	Rate	2023	Rate	2022	Rate	2023	Rate	2022	Rate
NET INTEREST MARGIN

Assets
Loans and leases (FTE)(1)(3)	$8,884,731	5.79%	$8,689,021	5.58%	$7,261,790	4.31%	$8,627,203	5.56%	$7,065,213	4.04%
Securities and interest-bearing bank deposits (FTE) (1)	1,465,069	2.85%	1,535,136	2.77%	1,446,315	1.92%	1,427,243	2.63%	1,661,862	1.70%
Total Interest-Earning Assets (FTE) (1)	10,349,800	5.37%	10,224,157	5.16%	8,708,105	3.92%	10,054,446	5.14%	8,727,075	3.59%
Noninterest-earning assets	957,258		932,756		825,989		932,844		826,007
Total Assets	$11,307,058		$11,156,913		$9,534,094		$10,987,290		$9,553,082

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$5,581,623	1.67%	$5,595,336	1.35%	$4,952,279	0.07%	$5,497,336	1.31%	$5,000,018	0.05%
Time deposits	1,054,216	3.48%	930,447	3.03%	336,346	0.24%	890,299	3.03%	354,938	0.26%
Short-term borrowings	504,025	5.23%	434,783	4.79%	102,073	0.19%	402,782	4.73%	104,343	0.11%
Long-term borrowings	187,122	5.94%	187,379	5.03%	181,596	4.94%	186,629	5.35%	181,856	4.96%
Total Interest-Bearing Liabilities	7,326,986	2.28%	7,147,945	1.88%	5,572,294	0.24%	6,977,046	1.84%	5,641,155	0.22%
Noninterest-bearing deposits	2,519,184		2,580,842		2,746,258		2,592,373		2,701,458
Other liabilities	211,447		193,292		152,208		202,438		132,431
Shareholders' equity	1,249,441		1,234,834		1,063,334		1,215,433		1,078,038
Total Noninterest-Bearing Funding Sources	3,980,072		4,008,968		3,961,800		4,010,244		3,911,927
Total Liabilities and Shareholders' Equity	$11,307,058		$11,156,913		$9,534,094		$10,987,290		$9,553,082

Net Interest Margin (FTE) (annualized)(1)		3.76%		3.85%		3.76%		3.87%		3.45%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	September 30,	June 30,	September 30,
	2023	2023	2022
Loan and Lease Portfolio Detail
Commercial Loan and Lease Portfolio:
Commercial, financial, agricultural and other	$1,305,905	$1,347,842	$1,125,429
Commercial real estate	3,050,084	3,004,962	2,393,276
Equipment Finance loans and leases	190,116	154,152	43,777
Real estate construction	508,875	474,720	326,539
Total Commercial	5,054,980	4,981,676	3,889,021

Consumer Loan Portfolio:
Closed-end mortgages	1,915,506	1,858,660	1,631,655
Home equity lines of credit	499,275	505,449	522,249
Real estate construction	66,672	100,079	96,151
Total Real Estate - Consumer	2,481,453	2,464,188	2,250,055

Auto & RV loans	1,285,380	1,272,557	1,120,838
Direct installment	27,888	28,881	33,528
Personal lines of credit	48,718	49,168	51,514
Student loans	3,306	3,366	3,961
Total Other Consumer	1,365,292	1,353,972	1,209,841
Total Consumer Portfolio	3,846,745	3,818,160	3,459,896
Total Portfolio Loans and Leases	8,901,725	8,799,836	7,348,917
Loans held for sale	33,127	16,300	13,811
Total Loans and Leases	$8,934,852	$8,816,136	$7,362,728

	September 30,	June 30,	September 30,
	2023	2023	2022
ASSET QUALITY DETAIL
Nonperforming Loans and Leases:
Loans and leases on nonaccrual basis *	$25,902	$29,322	$29,476
Loans on nonaccrual basis - Centric acquisition	22,022	18,687	—
Troubled debt restructured loans on accrual basis *	—	—	6,216
Total Nonperforming Loans and Leases	$47,924	$48,009	$35,692
Other real estate owned ("OREO")	765	324	322
Repossessions ("Repos")	762	1,004	600
Total Nonperforming Assets	$49,451	$49,337	$36,614
Loans past due in excess of 90 days and still accruing	2,484	2,474	1,548
Classified loans and leases	66,272	76,419	45,656
Criticized loans and leases	193,192	207,071	139,258

Nonperforming assets as a percentage of total loans and leases, plus OREO and Repos (4)	0.56%	0.56%	0.50%
Allowance for credit losses	$134,337	$133,546	$96,093
*TDR's were eliminated as of January 1, 2023 as part of implementing ASU 2022-02, Financial Instruments Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$1,664	$6,582	$698	$8,750	$1,523
Real estate construction	—	—	(9)	—	(9)
Commercial real estate	166	1,423	1,003	1,547	1,536
Residential real estate	247	(32)	36	256	120
Loans to individuals	1,899	692	733	3,261	1,953
Net Charge-offs	$3,976	$8,665	$2,461	$13,814	$5,123

Net charge-offs as a percentage of average loans and leases outstanding (annualized) (4)	0.18%	0.40%	0.13%	0.21%	0.10%
Provision for credit losses as a percentage of net charge-offs	148.01%	32.20%	240.67%	43.62%	233.96%
Provision for credit losses	$5,885	$2,790	$5,923	$6,025	$11,986

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES
Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022

Interest income	$139,885	$131,267	$85,700	$385,741	$233,672
Adjustment to fully taxable equivalent basis (1)	313	305	261	923	759
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	140,198	131,572	85,961	386,664	234,431
Interest expense	42,128	33,443	3,340	95,802	9,478
Net interest income, (FTE) (1)	$98,070	$98,129	$82,621	$290,862	$224,953

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022

Net Income	$39,231	$42,781	$33,968	$112,236	$92,448
Intangible amortization	1,344	1,282	746	3,773	2,470
Tax benefit of amortization of intangibles	(282)	(269)	(157)	(792)	(519)
Net Income, adjusted for tax affected amortization of intangibles	$40,293	$43,794	$34,557	$115,217	$94,399

Average Tangible Equity:
Total shareholders' equity	$1,249,441	$1,234,834	$1,063,334	$1,215,433	$1,078,038
Less: intangible assets	387,782	385,567	313,336	377,697	313,726
Tangible Equity	861,659	849,267	749,998	837,736	764,312
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$861,659	$849,267	$749,998	$837,736	$764,312

(8)Return on Average Tangible Common Equity	18.55%	20.68%	18.28%	18.39%	16.51%

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022

Core Net Income:
Total Net Income	$39,231	$42,781	$33,968	$112,236	$92,448
Net securities gains	103	—	—	103	(2)
Tax benefit of net securities gains	(22)	—	—	(22)	—
Merger and acquisition related expenses	379	(60)	448	8,860	448
Tax benefit of merger and acquisition related expenses	(80)	13	(94)	(1,861)	(94)
COVID-19 related	—	—	39	—	118
Tax benefit of COVID-19 related	—	—	(8)	—	(25)
Provision for credit losses - acquisition day 1 non-PCD	—	—	—	10,653	—
Tax benefit of provision for credit losses - acquisition day 1 non-PCD	—	—	—	(2,237)	—
Branch consolidation related	—	—	—	—	(104)
Tax benefit of branch consolidation related expenses	—	—	—	—	22
(5) Core net income	$39,611	$42,734	$34,353	$127,732	$92,811
Average Shares Outstanding Assuming Dilution	102,442,878	102,760,266	93,450,259	101,674,970	93,994,158
(6) Core Earnings per common share (diluted)	$0.39	$0.42	$0.37	$1.26	$0.99

Intangible amortization	1,344	1,282	746	3,773	2,470
Tax benefit of amortization of intangibles	(282)	(269)	(157)	(792)	(519)
Core Net Income, adjusted for tax affected amortization of intangibles	$40,673	$43,747	$34,942	$130,713	$94,762

(9) Core Return on Average Tangible Common Equity	18.73%	20.66%	18.48%	20.86%	16.58%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Core Return on Average Assets:
Total Net Income	$39,231	$42,781	$33,968	$112,236	$92,448
Total Average Assets	11,307,058	11,156,913	9,534,094	10,987,290	9,553,082
Return on Average Assets	1.38%	1.54%	1.41%	1.37%	1.29%

Core Net Income (5)	$39,611	$42,734	$34,353	$127,732	$92,811
Total Average Assets	11,307,058	11,156,913	9,534,094	10,987,290	9,553,082
(7) Core Return on Average Assets	1.39%	1.54%	1.43%	1.55%	1.30%

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Core Efficiency Ratio:
Total Noninterest Expense	$67,413	$65,943	$59,901	$204,737	$171,304
Adjustments to Noninterest Expense:
Intangible amortization	1,344	1,282	746	3,773	2,470
Merger and acquisition related	379	(60)	448	8,860	448
COVID-19 related	—	—	39	—	118
Branch consolidation related	—	—	—	—	(104)
Noninterest Expense - Core	$65,690	$64,721	$58,668	$192,104	$168,372

Net interest income, (FTE)	$98,070	$98,129	$82,621	$290,862	$224,953
Total noninterest income	24,826	24,523	25,914	72,312	74,399
Net securities gains	103	—	—	103	(2)
Total Revenue	122,999	122,652	108,535	363,277	299,350

Adjustments to Revenue:
Derivative mark-to-market	35	81	6	27	395
Total Revenue - Core	$122,964	$122,571	$108,529	$363,250	$298,955

(10)Core Efficiency Ratio	53.42%	52.80%	54.06%	52.88%	56.32%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	September 30,	June 30,	September 30,
	2023	2023	2022
Tangible Equity:
Total shareholders' equity	$1,240,531	$1,232,419	$1,022,575
Less: intangible assets	387,328	388,451	312,950
Tangible Equity	853,203	843,968	709,625
Less: preferred stock	—	—	—
Tangible Common Equity	$853,203	$843,968	$709,625

Tangible Assets:
Total assets	$11,421,988	$11,318,604	$9,578,630
Less: intangible assets	387,328	388,451	312,950
Tangible Assets	$11,034,660	$10,930,153	$9,265,680

(12)Tangible Common Equity as a percentage of Tangible Assets	7.73%	7.72%	7.66%

Shares Outstanding at End of Period	102,184,652	102,444,915	93,377,064
(11)Tangible Book Value Per Common Share	$8.35	$8.24	$7.60

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2023	2023	2022	2023	2022
Pre-tax pre-provision income:
Net interest income	$97,757	$97,824	$82,360	$289,939	$224,194
Noninterest income	24,826	24,523	25,914	72,312	74,399
Noninterest expense	67,413	65,943	59,901	204,737	171,304
Pre-tax pre-provision income	$55,170	$56,404	$48,373	$157,514	$127,289

Net securities gains	$103	$—	$—	$103	$(2)
Merger and acquisition related expenses	379	(60)	448	8,860	448
COVID-19 related	—	—	39	—	118
Branch consolidation	—	—	—	—	(104)
Core pre-tax pre-provision income	$55,652	$56,344	$48,860	$166,477	$127,749

Net charge-offs	$3,976	$8,665	$2,461	$13,814	$5,123